As filed with the Securities and Exchange Commission on February 16, 2024

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Torrid Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-3517567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18501 East San Jose Avenue

City of Industry, California 91748

(626) 667-1002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Harper

Chief Executive Officer

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, California 91748

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff, P.C.

Michael Kim, P.C.

Asher A. Qazi

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

(212) 446 4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 16, 2024.

Prospectus

Torrid Holdings Inc.

$600,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

90,000,000 Shares

Common Stock

Offered by the Selling Securityholders

We may offer and sell up to $600.0 million in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 90.0 million shares in the aggregate of common stock identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “CURV.” On February 15, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $5.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $600.0 million and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell up to 90.0 million shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Torrid,” “we,” “our,” “us” or the “Company” in this prospectus, we mean Torrid Holdings Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which this prospectus forms a part.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 28, 2023.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2023.

•	Our Quarterly Reports on Form 10-Q for the quarters ended April 29, 2023, July 29, 2023 and October 28, 2023, filed with the SEC on June 7, 2023, September 6, 2023 and December 7, 2023, respectively.

•

Our Current Reports on Form 8-K filed with the SEC on March 23, 2023 (Item 5.02 only), April  4, 2023, May  17, 2023 (Item 5.02 only), June  12, 2023 (Item 5.07 only), September  1, 2023 and December 7, 2023 (Item 5.02 only).

•

The description of our common stock contained in Form 8-A filed with the SEC on June  30, 2021, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 28, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, California

(646) 200-8887

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, together with any prospectus supplement, includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, and are subject to the “safe harbor” of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included or incorporated by reference in this prospectus are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology). For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including:

•	changes in consumer spending and general economic conditions;

•	the negative impact on interest expense as a result of rising interest rates;

•	inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;

•	our ability to identify and respond to new and changing product trends, customer preferences and other related factors;

•	our dependence on a strong brand image;

•	increased competition from other brands and retailers;

•	our reliance on third parties to drive traffic to our website;

•	the success of the shopping centers in which our stores are located;

•	our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;

•	our dependence upon independent third parties for the manufacture of all of our merchandise;

•	availability constraints and price volatility in the raw materials used to manufacture our products;

•	interruptions of the flow of our merchandise from international manufacturers causing disruptions in our supply chain;

•	our sourcing a significant amount of our products from China;

•	shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;

•	our reliance upon independent third-party transportation providers for substantially all of our product shipments;

•	our growth strategy;

•	our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;

•	damage to our reputation arising from our use of social media, email and text messages;

•	our reliance on third-parties for the provision of certain services, including real estate management;

•	our dependence upon key members of our executive management team;

•	our reliance on information systems;

•	system security risk issues that could disrupt our internal operations or information technology services;

•	unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system or otherwise;

•	our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;

•	payment-related risks that could increase our operating costs or subject us to potential liability;

•	claims made against us resulting in litigation;

•	changes in laws and regulations applicable to our business;

•	regulatory actions or recalls arising from issues with product safety;

•	our inability to protect our trademarks or other intellectual property rights;

•	our substantial indebtedness and lease obligations;

•	restrictions imposed by our indebtedness on our current and future operations;

•	changes in tax laws or regulations or in our operations that may impact our effective tax rate;

•	the possibility that we may recognize impairments of long-lived assets;

•	our failure to maintain adequate internal control over financial reporting; and

•	the threat of war, terrorism or other catastrophes that could negatively impact our business.

The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on March 28, 2023 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements included or incorporated by reference in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

SUMMARY

We are a direct-to-consumer brand of apparel, intimates and accessories in North America, targeting the 25-to 40-year-old woman who wears sizes 10 to 30. We are focused on fit and offer high quality products across a broad assortment that includes tops, bottoms, denim, dresses, intimates, activewear, footwear and accessories. Our proprietary product offering delivers a superior fit for the curvy woman that makes her love the way she looks and feels. Our style is unapologetically youthful and sexy and we are maniacally focused on fit. We believe our customer values the appeal and versatility of our curated product assortment that helps her look her best for any occasion, including weekend, casual, work and dressy, all at accessible price points. Through our product and brand experience we connect with customers in a way that other brands, many of which treat plus-size customers as an after-thought, have not.

We are a Delaware corporation incorporated on October 29, 2019. Our corporate headquarters is located at 18501 East San Jose Avenue, City of Industry, California 91748. Our telephone number is (626) 667-1002. Our website address is www.torrid.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which this prospectus forms a part.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation (“certificate of incorporation”), our amended and restated bylaws (“bylaws”) and the Delaware General Corporation Law (the “DGCL”). References in this section to the “Company,” “we,” “us” and “our” refer to Torrid Holdings Inc. and not to any of its subsidiaries.

Authorized Capital

Our authorized capital stock consists of 1.0 billion shares of common stock, par value $0.01 per share, and 5.0 million shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election or removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Because we are a holding company, our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are validly issued, fully paid and nonassessable. No redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the powers (including voting powers, if any), preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any of the preferred stock.

Corporate Opportunity

As permitted under the DGCL, in our certificate of incorporation, we renounce any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to us or one or more of our officers, directors or stockholders. In recognition that (i) directors, principals, members, associated funds, employees, officers and/or other representatives of Sycamore Partners Management, L.P., Sycamore Partners Torrid, L.L.C. and each of their respective affiliates (the “Sycamore Investors”) may serve as directors and/or officers of ours, and the Sycamore Investors, not including us (the “Sycamore Entities”), may engage in similar activities or lines of business that we do, and (ii) members of our board of directors who are not employees of the Company (“Non-Employee Directors” and, collectively with the Sycamore Entities, the “Identified Persons”) and their respective affiliates may engage in similar activities or lines of business that we do, our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Identified Persons. Specifically, none of the Identified Persons have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business in which we or any of our affiliates now engage in or propose to engage in or otherwise competing with us or any of our affiliates. In the event that a Identified Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for such person and us or any of our affiliates, we will not have any expectancy in such corporate opportunity, and the Identified Person will not have any duty to present such corporate opportunity to us or our affiliates and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. A corporate opportunity that a Non-Employee Director acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of ours. In addition, the following corporate opportunities will not be deemed to be a potential Corporate Opportunity for the Company: (1) those we are not financially able, contractually permitted or legally able to undertake; (2) those not in our line of business; (3) those of no practical advantage to us; and (4) those in which we have no interest or reasonable expectancy. Except with respect to the Identified Persons, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Action By Written Consent, Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting from and after the date on which the Sycamore Investors cease to beneficially own at least 50% of the total voting power of all then outstanding shares of our common stock (the “Trigger Event”). Our certificate of incorporation and bylaws also provides that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders can be called by or at the direction of our board of directors or the chairman of our board of directors, including at the request of holders of not less than a majority of the combined voting power of our common stock, and, from and after the Trigger Event, only by or at the direction of our board of directors or the chairman of our board of directors. Except as described above, stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. Prior to the Trigger Event, the Sycamore Investors will not be required to comply with the advance notice procedures applicable to other stockholders.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors.

Removal of Directors

Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that directors (other than the directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast until the Trigger Event. From and after the Trigger Event, directors may only be removed from office for cause and only upon the affirmative vote of at least 75% of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class.

Amendment to the Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended, altered, changed or repealed by a majority vote of our board of directors, provided that, in addition to any other vote otherwise required by law, from and after the Trigger Event, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock will be required to amend, alter, change or repeal our bylaws. Additionally, from and after the Trigger Event, the affirmative vote of at least 75% of the voting power of the outstanding shares of common stock entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, will be required to amend or repeal or to adopt any provision inconsistent with the following provisions of our certificate of incorporation.

•	the provision requiring a 75% supermajority vote for stockholders to amend our Bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding removal of directors;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding Section 203 of the DGCL;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) our board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by our board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

We have elected in our certificate of incorporation to opt out of Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CURV.”

DESCRIPTION OF DEBT SECURITIES

Any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be issued under the indenture, dated as of February 16, 2024 (the “indenture”), between us and Wilmington Trust, National Association, as trustee (the “trustee”), which indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture and the debt securities below. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of this summary, the terms “we,” “our,” “ours”, “us” and “Torrid” refer only to Torrid Holdings Inc. and not to any of our subsidiaries.

General

We may issue debt securities at any time and from time to time in one or more series without limitation as to the aggregate principal amount. The indenture gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. In addition, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.

Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Terms

We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities will be payable or the method used to determine those dates;

•

any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing;

•	any foreign currency, currencies or currency units in which payments on the debt securities will be payable and the manner for determining the equivalent amount in U.S. currency;

•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	any provisions that would determine payments on the debt securities by reference to an index, formula or other method;

•

the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made;

•	any provisions for redemption of the debt securities;

•

any provisions that would allow or obligate us to redeem, purchase or repay the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the terms of any right to convert or exchange the debt securities, either at our option or at the option of the holder, into or for shares of our common stock or other securities or property;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

the denominations in which we will issue the debt securities, if other than denominations of $2,000 and any integral multiple of $1,000; the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	if issued as original issue discount securities, the amount of discount;

•	the applicability of the provisions described below under “— Satisfaction and Discharge” or such other means of satisfaction or discharge;

•

any variation of the defeasance and covenant defeasance sections of the indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	the appointment of any paying agents or agents, security registrar or authenticating agent for the debt securities;

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any deletion from or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders of the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any deletion from or modification of or addition to the covenants applicable to the particular debt securities being issued;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness;

•	any restriction or condition on the transferability of the debt securities;

•	any subordination provisions and related definitions in the case of debt securities that are subordinated in right of payment to the prior payment of any other indebtedness;

•	any additions or changes to the indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

the material U.S. federal income tax considerations applicable to the debt securities, including the material federal income tax consequences and other special considerations applicable to original issue discount securities; and

•	any other terms of the debt securities.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors.

Ranking

Unless otherwise indicated in the prospectus supplement, the debt securities offered by this prospectus will:

•	be our general unsecured obligations;

•	rank equally with all of our other unsecured and unsubordinated indebtedness; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank junior to all of the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, and we depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the debt securities and our other debt obligations. Many of our subsidiaries have significant debt or other liabilities of their own which will be structurally senior to the debt securities. Unless otherwise indicated in the prospectus supplement, none of our subsidiaries will guarantee or have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to compliance with the applicable requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to our debt securities as described below under “— Defeasance and Covenant Defeasance.”

Events of Default

The indenture defines an “event of default” with respect to any series of debt securities. Unless we state otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for any series of debt securities:

•	our failure to pay interest on any of the debt securities of that series when due, and continuance of the default for a period of 30 days;

•	our failure to pay principal or premium, if any, on any of the debt securities of that series when due, whether at maturity or otherwise;

•

our failure to perform, or our breach, of any covenant in the indenture in respect of that series, other than a covenant for which there are other consequences of breach or nonperformance or a covenant included in the indenture solely for the benefit of another series of debt securities, and continuance of that failure or breach, without that failure or breach having been cured or waived, for a period of 90 days after the trustee gives notice to us or, in the case of notice by the holders, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series give notice to us and the trustee, specifying the default or breach;

•	specified events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default we may provide for that series.

The indenture provides that, notwithstanding anything to the contrary therein, with respect to any default or event of default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the default or event of default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may: (x) extend or stay any grace period prior to when any actual or alleged default becomes an actual or alleged event of default; or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged event of default, in each case, in accordance with the requirements of applicable law. If any default or event of default occurs due to: (i) our failure to take any action by a specified time, such default or event of default will be deemed to have been cured at the time, if any, that we take such action; or (ii) the taking of any action by us that is not then permitted by the terms of the indenture, such default or event of default will be deemed to be cured on the earlier to occur of: (x) the date on which such action would be permitted at such time to be taken under the indenture, including pursuant to an applicable amendment or waiver permitting such action, or otherwise; and (y) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by the indenture (including after giving effect to any amendments or waivers).

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. The indenture provides that, within the later of 90 days after the occurrence of any default with respect to a series of debt securities or 30 days after the trustee has actual knowledge of such default, the trustee will send to all holders of debt securities of that series notice of the default, unless the default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to a series of debt securities, except a default in payment of principal, premium, if any, or interest, if any, if the trustee considers it in the best interest of the holders to do so. In the case of a default in the performance, or breach, of any covenant or warranty in the indenture or in respect of a series of debt securities, no notice will be given until at least 30 days after the occurrence of the default or breach. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities.

The indenture provides that if an event of default, other than an event of default relating to events of bankruptcy, insolvency or reorganization, with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of no fewer than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, or such lesser amount as may be provided for with respect to debt securities of that series, and accrued and unpaid interest, if any, on the debt securities of that series to be due and payable immediately by a notice in writing to us (or to the trustee if given by the holders), and upon any such declaration, such principal or such lesser amount, as the case may be, and such accrued and unpaid interest will become immediately due and payable. The indenture also provides that if an event of default relating to events of bankruptcy, insolvency or reorganization with respect to a series of debt securities occurs then the principal of, and accrued and unpaid interest, if any, on, all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may rescind and annul an acceleration of the debt securities of that series and its consequences.

A notice of default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of default. Any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or to take any other action (a “Holder Direction”) provided by any one or more holders of the applicable debt securities (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to us and the trustee that such holder is not (or, in the case such holder is The Depository Trust Company (the “DTC”) or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Holder Direction relating to the delivery of a notice of default will be deemed a continuing representation until the resulting event of default is cured or otherwise ceases to exist or the applicable debt securities are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Holder Direction, to covenant to provide us with such other information as we may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Directing Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder will be provided by the beneficial owner of the applicable debt securities in lieu of DTC or its nominee.

If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that we have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, event of default or acceleration (or notice thereof) that resulted from the applicable Holder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or event of default will be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Holder Direction, but prior to acceleration of the applicable debt securities, we provide to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default will be automatically stayed and the cure period with respect to any default or event of default that resulted from the applicable Holder Direction will be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation will result in such holder’s participation in such Holder Direction being disregarded; and, if, without the participation of such holder, the percentage of applicable debt securities held by the remaining holders that provided such Holder Direction would have been insufficient to validly provide such Holder Direction, such Holder Direction will be void ab initio (except for any indemnity or security offered or provided to the Trustee), with the effect that such default or event of default will be deemed never to have occurred, acceleration will be voided and the trustee will be deemed not to have received such Holder Direction or any notice of such default or event of default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Holder Direction delivered to the trustee during the pendency of an event of default as the result of bankruptcy or similar proceedings will not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the trustee will be entitled to conclusively rely on any Holder Direction, officer’s certificate or other document delivered to it pursuant to the foregoing paragraphs, will have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee will have no liability to us, any holder or any other person in acting in good faith on a Holder Direction or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with the indenture or any other agreement.

If a default for a failure to deliver a required notice or certificate in connection with another default under the indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any default or event of default for the failure to deliver any notice or certificate pursuant to any other provision of the indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless those holders have offered, and if requested, provided to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by taking such action.

Subject to this requirement, holders of a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the debt securities of that series.

The indenture requires the annual delivery to the trustee of a certificate signed by one of our principal executive officer, principal financial officer or principal accounting officer that states whether we are in default under the terms, provisions or conditions of the indenture.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right will not be impaired without the consent of the holder.

For purposes of the event of default provisions of the debt securities, the following terms will be applicable:

“Derivative Instrument” means, with respect to a person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the applicable debt securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the applicable debt securities and/or our creditworthiness (the “Performance References”).

“Long Derivative Instrument” means a Derivative Instrument: (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References; and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Net Short” means, with respect to a holder or beneficial owner of debt securities of any series, as of a date of determination, either: (i) the value of its Short Derivative Instruments exceeds the sum of the (x) value of its applicable debt securities plus (y) value of its Long Derivative Instruments as of such date of determination; or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to us immediately prior to such date of determination.

“Screened Affiliate” means any affiliate of a holder: (i) that makes investment decisions independently from such holder and any other affiliate of such holder that is not a Screened Affiliate; (ii) that has in place customary information screens between it and such holder and any other affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to us or our subsidiaries; (iii) whose investment policies are not directed by such holder or any other affiliate of such holder that is acting in concert with such holder in connection with its investment in the applicable debt securities; and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other affiliate of such holder that is acting in concert with such holders in connection with its investment in the applicable debt securities.

“Short Derivative Instrument” means a Derivative Instrument: (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References; and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

Modification and Waivers

The indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities or the rights of the holders of the debt securities under the indenture. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on the debt securities;

•

reduce the principal of or premium, if any, on the debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of the debt securities;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of the maturity pursuant to the indenture;

•	change the currency in which the principal of, any premium or interest on, any debt security is payable;

•

adversely affect a holder’s right to receive payment of the principal of and interest on any security or impair the right to institute suit to enforce such payment on or after the stated maturity of the debt securities, in each case as such stated maturity may, if applicable, be extended in accordance with the terms of such debt securities;

•

reduce the percentage in principal amount of outstanding debt securities whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences; or

•

make certain modifications to the provisions for modification of the indenture and for certain waivers, except to increase the principal amount of outstanding debt securities necessary to consent to any such change.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of the debt securities, to modify or amend the indenture, among other things:

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

•	to evidence succession of another corporation to Torrid, or its successors, and the assumption by the successor corporation of the covenants, agreements and obligations of Torrid;

•	to add to or modify our covenants and agreements to those included in the indenture for the protection of holders of debt securities;

•	to add or modify the events of default for the benefit of the holders of debt securities;

•	to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture;

•	to establish the form and terms of debt securities of any series issued under the indenture;

•

to evidence and provide for acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the holder of any such debt security;

•	to add guarantors for the benefit of the debt securities of all or any series;

•	to secure the debt securities of all or any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the provisions of the indenture and the debt securities to the description thereof contained in this prospectus and any related prospectus supplement.

The holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with some of the restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of debt securities, waive any past default under the indenture with respect to the debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security.

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to any debt security specified, subject to the survival of specified provisions of the indenture, when:

•

either: (i) all debt securities issued under the indenture, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all debt securities issued under the indenture have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in the currency in which the debt securities are payable, direct or indirect obligations of the U.S. (“government obligations”), or a combination thereof, as applicable, in an amount sufficient to pay the entire indebtedness on the debt securities including the principal, premium, if any, and interest, if any, to the date of the deposit, if the debt securities have become due and payable, or to the maturity or redemption date of the debt securities, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the outstanding debt securities issued under the indenture; and

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture.

Defeasance and Covenant Defeasance

We may elect with respect to the debt securities issued under the indenture either:

•	to defease and be discharged from all of our obligations with respect to the outstanding debt securities (“defeasance”), except for, among other things,

•	the obligation to register the transfer or exchange of the debt securities,

•	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	the obligation to maintain an office or agency in respect of the debt securities, and

•	the obligation to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the trustee in trust for that purpose, of an amount in U.S. dollars or in such foreign currency in which the debt securities are specified as payable and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest, if any, on the due dates for those payments.

The defeasance or covenant defeasance described above will only be effective if, among other things:

•	it will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or is bound;

•	in the case of defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, confirming that:

•	we have received from or there has been published by the Internal Revenue Service a ruling, or

•

since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change in law, the opinion of counsel will confirm that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of covenant defeasance, we will have delivered to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that the holders of the debt securities then outstanding will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	the trustee has received each officer’s certificate and opinion of counsel called for by the indenture;

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if the cash and/or government obligations deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, with respect to the debt securities provided the debt securities are redeemed on a particular redemption date, we will have given the trustee irrevocable instructions to redeem the debt securities on that date; and

•

no event of default or event of default (other than that resulting from borrowing funds to be applied to make the irrevocable deposit described above and the granting of any liens in connection therewith) will have occurred and be continuing on the date of the deposit into trust, and, solely in the case of defeasance, no event of default or event of default with respect to us will have occurred and be continuing on the date of the irrevocable deposit described above.

In the event covenant defeasance is effected with respect to the debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the covenants as to which covenant defeasance has been effected, which would no longer be applicable to the debt securities after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from that event of default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

Book-Entry Securities

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, the DTC and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.

Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal, interest payments and redemption proceeds, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from

Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.

We obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository will no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We may at any time in our sole discretion determine that the debt securities of any series will no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.

We have appointed Wilmington Trust, National Association, to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. We have authorized our agents and Wilmington Trust, National Association, to act in accordance with a letter of representations entered into with the depositary.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.

The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under separate warrant agreements each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that will contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the applicable prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Torrid.

•

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the “selling securityholders,” of up to 90.0 million shares of our common stock that were issued and outstanding, or that are issuable upon exercise of options to acquire common stock that were issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling securityholders acquired the shares of our common stock included in this prospectus on July 2, 2021, in connection with our initial public offering, when Torrid Holding LLC made a pro rata distribution for no consideration of our common stock to members of Torrid Holding LLC.

Information about the selling securityholders, where applicable, including their identities, the amount of shares of common stock owned by each selling securityholder prior to the offering, the number of shares of our common stock to be offered by each selling securityholder and the amount of common stock to be owned by each selling securityholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling securityholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders in a subsequent prospectus supplement. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We may offer and sell any combination of the securities and/or the selling securityholders may offer and sell shares of our common stock from time to time, in one or more transactions, through one or more of the following methods:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association;

•	in one or more underwritten offerings;

•	to or through dealers;

•	in negotiated transactions;

•	in block trades;

•	in “at-the-market” offerings;

•	directly to one or more purchasers;

•	to or through agents; and

•	in any combination of such methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we offer and sell any combination of the securities or the selling securityholders may offer and sell shares of our common stock from time to time includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, limited partners or securityholders of a selling securityholder;

•	delayed delivery arrangements;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	one or more underwritten offerings;

•	in “at-the-market” offerings;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions;

•	by pledge to secured debt and other obligations;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

We and/or any selling securityholders may also enter into hedging transactions. For example, we and/or any selling securityholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use our and/or the selling securityholders’ common stock received from us and/or the selling securityholders to close out its short positions;

•	sell securities short and redeliver such securities to close out our and/or the selling securityholders’ short positions;

•

enter into option or other types of transactions that require us and/or the selling securityholders to deliver our and/or the selling securityholders’ common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer our and/or the selling securityholders’ common stock under this prospectus; or

•

loan or pledge our and/or the selling securityholders’ common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A prospectus supplement relating to a particular offering of any securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	any net proceeds to us and/or the selling securityholders from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or paid to dealers or agents; and

•	any option under which underwriters may purchase additional shares of our common stock from us and/or any selling securityholder.

The distribution of any securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Each time that we and/or any of the selling securityholders sell securities covered by this prospectus, we and/or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, and/or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Various of the underwriters who participate in the distribution of any securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We and/or the selling securityholders may authorize underwriters or other persons as agents to solicit offers by institutions to purchase any securities from us and/or the selling securityholders pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our and/or the selling securityholders’ outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Selling securityholders may use this prospectus in connection with resales of our common stock. Such selling securityholders may be deemed to be underwriters under the Securities Act in connection with the shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

If underwriters or dealers are used in the sale, until the distribution of any securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing the securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Any common stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us and/or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we and/or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer in connection with any offering pursuant to this prospectus and any applicable prospectus, as the case may be, will be in compliance with the guidelines of the FINRA.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 28, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$156,441.24
FINRA filing fee	$159,485.00
The New York Stock Exchange supplemental listing fee		$(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Trustee fees and expenses		$(1)
Warrant agent fees and expenses		$(1)

Miscellaneous		$(1)
Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant is a Delaware corporation. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized a payment of a dividend or approved a stock repurchase in violation of Delaware corporation law or obtained an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation, would otherwise have the power to indemnify him or her under Section 145.

In addition, the registrant’s amended and restated bylaws provide that the registrant must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The registrant has also entered into indemnification agreements with each of its current directors and executive officers. These agreements require the registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s amended and restated certificate of incorporation, the registrant’s amended and restated bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

The registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the registrant with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits

		Incorporated by Reference				Filed/ Furnished Herewith
Exhibit No.	Exhibit Description	Form	File No.	Number	Filing Date

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Torrid Holdings Inc.	8-K	001-40571	3.1	07/06/21

3.2	Amended and Restated Bylaws of Torrid Holdings Inc.	10-K	001-40571	3.2	03/28/23

4.1*	Form of Specimen Certificate Representing Preferred Stock

4.2	Indenture dated February 16, 2024, between Torrid Holdings Inc. and Wilmington Trust, National Association, as trustee					X

4.3*	Form of Note

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

5.1	Opinion of Kirkland & Ellis LLP					X

10.1	Registration Rights Agreement, dated July 6, 2021, by and among Torrid Holdings Inc. and certain holders identified therein.	8-K	001-40571	10.1	07/06/21

21.1	List of subsidiaries of Torrid Holdings Inc.	10-K	001-40571	21.1	03/28/23

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					X

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of trustee, as trustee under the indenture filed as Exhibit 4.2 above					X

107	Calculation of Filing Fee Table					X

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on this 16th day of February, 2024.

TORRID HOLDINGS INC.

By:	/s/ Lisa Harper
Name: Lisa Harper
Title: Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Lisa Harper, Paula Dempsey and Bridgett Zeterberg and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa Harper Lisa Harper	Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2024

/s/ Paula Dempsey Paula Dempsey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2024

/s/ Chinwe Abaelu Chinwe Abaelu	SVP, Chief Accounting Officer (Principal Accounting Officer)	February 16, 2024

/s/ Stefan L. Kaluzny Stefan L. Kaluzny	Chairman of the Board and Director	February 16, 2024

/s/ Dary Kopelioff Dary Kopelioff	Director	February 16, 2024

/s/ Theophlius Killion Theophlius Killion	Director	February 16, 2024

/s/ Valeria Rico Nikolov Valeria Rico Nikolov	Director	February 16, 2024

/s/ Michael Shaffer Michael Shaffer	Director	February 16, 2024